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EXHIBIT 10.17

Letter of Understanding between The Scott Group and Integrated Business Systems & Services, Inc. (IBSS).

Following is the scope of work and the compensation that The Scott Group and IBSS agree to as the terms for their mutual work together.

                              AMENDED AND RESTATED

                           STATEMENT OF WORK FOR IBSS

                  FINANCIAL AND BUSINESS DEVELOPMENT CONSULTING


OVERVIEW

It has taken millions of dollars and many years to envision and build the next major software breakthrough in the world -- IBSS's Synapse. The solution is ready for the market. The next phase of work is to greatly increase Company visibility, fiscal performance, share price, and trading volume by rapidly:

         -        augmenting management expertise

         - bringing in new money to relieve debt and fund growth while increasing market valuation

         - developing a focused, common-sense plan to drive perceptional changes both internally and externally

         - generating highly-positive company and product visibility and perception with influencers and decision-makers in the banking and investment communities

         - developing predictable, revenue-generating activities to improve credibility and valuation

         - forge strategic relationships to generate sales and make Synapse the solution of choice and ultimately, a de facto standard

To accomplish this, a number of things should happen:

         - current investor group needs to renegotiate the terms of their note; there will be no outside interest in the public aspects of this company as long as a "death spiral" exists

         -        development of the software development kit must be completed


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         -        the product should be marketed and/or licensed with/to a
                  number of referenceable and credible strategic-partners

         - the work of deploying the solution to referenceable customers must be accelerated

         - clearer, simpler and more reliable messages must be created and communicated to the marketplace with particular attention paid to the banking and investment communities; communications should be supplemented through a variety of additional activities, including the services of a quality IR/PR firm


THE SCOTT GROUP

The Scott Group proposes to

         1. Establish, manage and facilitate the needed interest and attention from the banking and investment communities by establishing key strategic relationships and opportunities and ensuring the continuous flow of contact and information to the proper channels.

         2. Supplement these activities by bringing to bear its expertise in creating strategic alliances, business customers and marketing communications to ensure IBSS and Synapse success in bringing to the computing industry the transformation they were created to deliver.

Toward that end, in addition to working within the banking, investment and other relative communities to generate and sustain awareness for creating greater liquidity, The Scott Group will provide services that will primarily consist of working with the IBSS management team, and as appropriate it's board, to:

         -        Accelerate development of strategic and business partnerships.

         - Assist in refining, and where necessary, developing image and positioning documents, events and presentations that will promote an awareness and adoption of IBSS solutions.

         - Assist in developing a comprehensive plan for operations and as needed, technical support of customers and partners.


PROJECT SCOPE AND OBJECTIVE

         - Establish the necessary activities and relationships for IBSS to be recognized by the investment and banking communities as a properly financed, liquid, and industry-valued technology solution company.

         - Assist IBSS management in the identification and recruitment of Business and Strategic Partners.

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         -        As needed, assist IBSS management in renegotiating any key agreements, contracts and/or situations as needed.

         - Collaborate with IBSS management and outside sources to create and execute marketing materials and other communication vehicles.


PROJECT ASSUMPTIONS

         - Product is being developed to production quality and will be wrapped sufficiently for System Integrators, partners, customers, and others to develop and deploy applications.

         - IBSS is currently able to install and implement technology and solution in customer sites.

         - Demand will exist within Corporate IT, System Integrators and Independent Software Vendors for this type of product.

         -        Partner/customer and legal agreement documentation exists.

         - Preliminary product pricing and discount schedules for partners/customers exist.

         - The Scott Group has a meaningful set of personal contacts in the banking, investment, technology, and service industries to be targeted and the experience needed for rapid implementation.


IBSS RESPONSIBILITIES

         - Equip The Scott Group with sufficient knowledge and understanding of both IBBS and Synapse.

         - Collaborate with The Scott Group and provide personnel to introduce, explain, discuss, and demonstrate the technology/product(s) as appropriate.

         -        Provide product, demo and collateral material.

         - Provide partners/customers with adequate product education and support through their initial application development and deployment process.

         - Employ a mutually acceptable IR/PR firm to begin to manifest a market presence.



SCOTT GROUP RESPONSIBILITIES

         - Develop a program ensuring that IBSS is introduced to and recognized by the banking and investment communities as a strong, properly financed and liquid public entity.


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         -        Create and sustain relationships with the leaders and
                  influencers in the business, financial, and academic communities. The perceived and actual scope of the company improves with the association of recognized companies and industry influencers.

         - Get the Company and product line the proper scope of visibility needed for success in the current financial environment. The outside world needs to have a broader understanding of IBSS's solutions, capabilities and activities.

         - Collaborate with IBSS to identify and recruit partners to purchase/license/market IBSS technology and products.

         - Create a corporate "persona", with the objective of gaining active, productive and visible partners.

         - Augment the internal business development division with an emphasis on keeping the public machine well oiled and backed by fact.


IBSS AND THE SCOTT GROUP JOINT ACTIVITY

         -        Define criteria for attractive target partners/customers.

         -        Identify target partners/customers

         - Define criteria and necessary materials for successful completion of all project tasks.

         - Work as a team to accomplish the jointly defined goals together.



FOR MORE INFORMATION PLEASE CONTACT THE SCOTT GROUP:

STEVEN SCOTT                   or           EMILY SHAIN
781-297-7236 (direct)                       617-848-5932 (direct)
617-448-1300 (cell)                         617-686-8684 (cell)


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The Scott Group Agreement

For the preceding Statement of Work the following remuneration terms will be applicable:

Money Terms

The Scott Group will be paid the following money fees on a monthly basis:

         - $7,500 per month starting Oct. 1, 2003 and continuing until The Scott Group has successfully developed a program ensuring that IBSS is introduced to and recognized by the banking and investment communities as a strong, properly financed and liquid public entity as evidenced by IBSS actually closing successfully to its benefit one or more such relationships.


         - $10,000 per month starting after the successful close of the beneficial relationships above and until the collaboration effort with IBSS to identify and recruit partners to purchase/license/market IBSS technology and products has resulted in IBSS closing contracts for IBSS licensed software and services in excess of $1,000,000.

         - $15,000 per month starting after the successful close of the contract amounts listed above.

This agreement expires on October 2, 2004, unless renewed or extended by the mutual written agreement of The Scott Group and IBSS. In addition, either party may cancel this agreement after January 31, 2004 upon 30-days prior written notice to the other party. Upon any such expiration or cancellation of this agreement, IBSS shall have no further obligations to make cash payments or stock grants (as described below) to "The Scott Group."

Stock Grants

In addition to the cash paid there will also be stock grants made on the conditions and schedules below.

In total an amount of 1,000,000 shares could be granted at a valued price of 13 cents. (This is the closing stock price on the day of the agreement (October 2, 2003.) A 1099 form will be generated for the value at 13 cents for the stock granted under the contract on October 2, 3003. Any subsequent grants will have a value assessed for 1099 and IBSS expense purposes at the market price of the stock as of the date of that grant.

The stock will be granted on the occurrence of the following events:

125,000 shares will be granted on Oct. 2, 2003. These shares will be restricted from resell before Oct. 1, 2004.


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12,500 shares will be granted per month beginning Nov. 1, 2003 for 10 months or until the agreement is cancelled if prior to September 1, 2004. These shares will be restricted from being sold until April 1, 2005.

500,000 shares will be granted on June 30, 2004 if the price of the stock has averaged 60 cents per share for the prior 90 days (April 1 - June 30). These shares will be restricted from being sold until April 1, 2005.

250,000 shares will be granted on Oct. 1, 2004 if the company has generated $16 million in sales and averaged 60 cents per share for the prior 6 months (April 1, 2004 - Sept. 30, 2004). If shares have averaged $2.00 per share for the six months the $16 million in sales requirement is waved. These shares will be restricted from being sold until April 1, 2005.

The dates and the conditions for receiving the shares can be extended or modified by IBSS so long as they are not less favorable then the conditions listed above. The stock underlying this agreement will be registered with the next registration statement of IBSS and in order to maintain an orderly marketplace The Scott Group will adhere to selling of such shares as if they are under a Rule 144.



Integrated Business Systems & Services, Inc.

By: /s/ George E. Mendenhall
    ------------------------

Title: Chief Executive Officer

Date: October 2, 2003


The Scott Group

By: /s/ Steven Scott
    ----------------

Title:  President

Date: October 2, 2003